EX-99.906CERT

CERTIFICATIONS

Jason A. Schwarz, Chief Executive Officer, and Michael Wauters, Chief Financial Officer, of Wilshire Variable Insurance Trust (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2018 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

Wilshire Variable Insurance Trust	Wilshire Variable Insurance Trust

/s/ Jason A. Schwarz	/s/ Michael Wauters
Jason A. Schwarz, President and Principal Executive Officer	Michael Wauters, Treasurer and Principal Financial Officer and Principal Accounting Officer

Date: September 3, 2019	Date: September 3, 2019

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wilshire Variable Insurance Trust and will be retained by Wilshire Variable Insurance Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.